EXHIBIT 10.1

EXECUTION COPY

CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, NY 10010 CREDIT SUISSE Eleven Madison Avenue New York, NY 10010	CIBC WORLD MARKETS CORP. 300 Madison Avenue New York, NY 10017 CIBC INC. 300 Madison Avenue New York, NY 10017

CONFIDENTIAL

October 19, 2006
Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, CA 92612
Attention:  L. Bryan Shaul
                     Executive Vice President and Chief Financial Officer

Sun Healthcare Group, Inc.
$505,000,000 Senior Secured Credit Facilities
$250,000,000 Senior Subordinated Increasing Rate Bridge Facility
Commitment Letter

Ladies and Gentlemen:

You have advised Credit Suisse (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”) CIBC World Markets Corp. (“CIBC WM”) and CIBC Inc. (“CIBC” and, together with Credit Suisse and CIBC WM, “we” or “us”, and, together with CS, the “Initial Lenders”) that you intend to acquire (the “Acquisition”) all the equity interests of Harborside Healthcare Corporation, a Delaware corporation (the “Company”), and to consummate the other Transactions (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Senior Facilities Term Sheet”) or in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Bridge Facility Term Sheet” and, together with the Senior Facilities Term Sheet, the “Term Sheets”)).

You have further advised us that, in connection therewith, (a) Sun Healthcare Group, Inc. (the “Borrower”) will obtain the senior secured credit facilities (the “Senior Facilities”) described in the Senior Facilities Term Sheet, in an aggregate principal amount of up to $505,000,000 (subject to reduction as described in the Senior Facilities

Term Sheet) and (b) the Borrower will either (i) issue up to $250,000,000 in aggregate principal amount of its senior subordinated notes (the “Senior Subordinated Notes”) in a public offering or in a Rule 144A or other private placement or (ii) if the Borrower does not to issue the Senior Subordinated Notes on or prior to the Closing Date and all conditions precedent to borrowing under the Bridge Facility (defined below) have been satisfied, borrow up to $250,000,000 (subject to reduction as described in the Bridge Facility Term Sheet) in aggregate principal amount of senior subordinated increasing rate loans under the senior subordinated credit facility (the “Bridge Facility”) described in the Bridge Facility Term Sheet. The Senior Facilities and the Bridge Facility are collectively referred to herein as the “Facilities”.

1.  Commitments.

In connection with the foregoing, (a) CS is pleased to advise you of its commitment to provide 50% of the principal amount of the Facilities and (b) CIBC is pleased to advise you of its commitment to provide 50% of the principal amount of the Facilities, in each case, upon the terms and subject to the conditions set forth or referred to in this commitment letter (including the Term Sheets and other attachments hereto, this “Commitment Letter”). The commitments of CS and CIBC hereunder will be allocated ratably among the Facilities and are several and not joint.

2.  Titles and Roles.

You hereby appoint (a) CS Securities and CIBC WM (together, in such capacity, the “Lead Arrangers”) to act, and the Lead Arrangers hereby agree to act, as joint-bookrunners and joint-lead arrangers for the Facilities, (b) CS to act, and CS hereby agrees to act, as sole administrative agent and sole collateral agent for the Facilities and (c) CIBC WM to act, and CIBC WM hereby agrees to act, as sole syndication agent for the Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. Each of CS Securities, CS and CIBC WM in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that Credit Suisse will have “left” placement in any and all marketing materials or other documentation used in connection with the Facilities. You further agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.1

___________________________
1   On or prior to the date fourteen days after the execution and delivery of the Merger Agreement, you shall have the right to award the title of joint bookrunner, joint lead arranger and documentation agent or co-documentation agent to one financial institution that agrees to become a party hereto and to provide at least 15% (but no more than 20%) of the Facilities on the terms set forth herein and to designate one or more financial institutions (with no titles or roles) that agrees to become a party hereto and to provide a portion of the Facilities on the terms set forth herein (collectively with any such joint bookrunner, joint lead arranger and documentation agent or co-documentation agent appointed hereunder, the “Additional

2

3.     Syndication.

The Lead Arrangers reserve the right, prior to and/or after the execution of definitive documentation for the Facilities, to syndicate all or a portion of the commitments of the Initial Lenders with respect to the Facilities to a group of banks, financial institutions and other institutional lenders (together with the Initial Lenders and any Additional Lender, the “Lenders”) identified by us in consultation with you (which shall not include those banks, financial institutions or other persons separately identified by you to us prior to the date hereof and reasonably acceptable to us (the “Disqualified Institutions”)), and you agree to provide the Lead Arrangers with a period of at least 21 consecutive days following the launch of the general syndication of the Facilities and immediately prior to the Closing Date to syndicate the Facilities (provided that such period shall not include any day from and including December 16, 2006 through and including January 1, 2007). We intend to commence syndication efforts promptly upon your execution of this Commitment Letter, and you agree to actively assist us in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Company, (b) direct contact between senior management, representatives and advisors of the Borrower (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Company) and the proposed Lenders, (c) assistance by the Borrower (and your using commercially reasonable efforts to cause the assistance by the Company) in the preparation of a Confidential Information Memorandum for each of the Facilities and other marketing materials to be used in connection with the syndication, (d) your providing or causing to be provided a detailed business plan or projections of the Borrower and its subsidiaries in customary form for the years 2006 through 2013 and for the eight quarters beginning with the third quarter of 2006, (e) prior to the launch of the syndication (in the case of the Senior Facilities and the Borrower’s corporate rating) and as soon thereafter as practicable (but in any event prior to the Closing Date, in the case of the Senior Subordinated Notes), the obtaining of a corporate rating and ratings for each of the Facilities and the Senior Subordinated Notes from each of Standard & Poor’s Ratings Service and Moody’s Investors Service, Inc. and (f) the hosting, with the Lead Arrangers, of one or more meetings of prospective Lenders. You agree, at the request of the Lead Arrangers, to assist in the preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Facilities, consisting exclusively of information and

_______________________________
Lenders”); provided that (a) the aggregate commitments of (and associated fees payable to) such Additional Lenders shall not exceed 20% of the aggregate amount of the Facilities (or such fees payable pursuant to the Fee Letter) and (b) the commitments of the Initial Lenders hereunder shall be reduced pro rata by the amount of the commitments of such Additional Lenders and the Initial Lenders shall be released from the portion of their respective commitments so assigned to such Additional Lenders. Notwithstanding the foregoing, it is understood and agreed that only CS and CIBC shall be entitled to “league table” credit for acting in their respective capacities as joint-bookrunners and joint-lead arrangers for the Facilities.
3

documentation that is either (i) publicly available or contained in the prospectus or other offering memorandum for the Senior Subordinated Notes or (ii) not material with respect to the Borrower, the Company or their respective subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws (all such information and documentation being “Public Lender Information”). Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”. Any document provided by you and not identified by you as containing solely Public Lender Information will be deemed to contain Private Lender Information.

The Lead Arrangers will manage all aspects of any syndication in consultation with you, including decisions as to the selection of institutions (which shall not include the Disqualified Institutions) to be approached (subject to our consultation with you prior to approaching such institutions) and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders, any naming rights (subject to footnote 1 of this Commitment Letter) and the amount and distribution of fees among the Lenders. To assist the Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Company to provide) to the Lead Arrangers all information with respect to the Borrower, the Company and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the “Projections”), as the Lead Arrangers may reasonably request.

4.  Information.

You hereby represent and covenant (and it shall be a condition to the Initial Lenders’ respective commitments hereunder, and our agreements to perform the services described herein) that (a) all information, taken as a whole, other than the Projections (the “Information”) that has been or will be made available to us by or on behalf of you or any of your representatives is or will be (and with respect to any information relating to the Company with respect to any period prior to the Acquisition, to the best of your knowledge, is or will be), when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to us by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time the related Projections are made available to us. You agree that if at any time prior to the closing of the Facilities any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In arranging and syndicating
4

the Facilities, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof. Although the Projections that have been or will be made available to the Lead Arrangers by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed to be reasonable at the time made and at the time such Projections are made available to the Lead Arrangers, the Lead Arrangers acknowledge that you can give no assurance that the Projections will be achieved.

       5.  Fees.

As consideration for the Initial Lenders’ respective commitments hereunder, and our agreements to perform the services described herein, you agree to pay (or to cause the Borrower to pay) to us the fees set forth in this Commitment Letter and in the fee letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”) at the times specified therein.

6.  Conditions Precedent.

The commitments of each Initial Lender hereunder, and our agreements to perform the services described herein, are subject to (a) there not having occurred any material adverse effect or any event or circumstance that, individually or in the aggregate, would be reasonably expected to cause a material adverse effect, (b) our satisfaction that, prior to and during the syndication of the Facilities, there shall be no other issues of debt securities or commercial bank or other credit facilities of the Borrower, the Company or their respective subsidiaries being announced, offered, placed or arranged (other than the Senior Subordinated Notes), (c) the negotiation, execution and delivery of definitive documentation with respect to the Facilities reasonably satisfactory to us and our counsel, (d) your compliance with the terms of this Commitment Letter and the Fee Letter and (e) the other conditions set forth or referred to in the Term Sheets and the other exhibits hereto. For purposes of this paragraph, “material adverse effect”2  means any event, change, circumstance, effect or state of facts that is materially adverse to (i) the business, financial condition or results of operations of the Company and its Subsidiaries (as defined in the Merger Agreement), taken as a whole or (ii) the ability of the Company to perform its obligations under the Merger Agreement or to consummate the transactions contemplated thereby, except in the case of clause (i) for any event, change, circumstance, effect or state of facts arising out of or attributable to any of the following, either alone or in combination: (a) general national, international or regional economic, political or financial conditions, including any such event, change, circumstance, effect or state of facts resulting from acts of war (whether or not declared) or terrorism or other force majeure events, but only if they do not materially disproportionately affect the Company and its Subsidiaries (as defined in the Merger Agreement) taken as a whole
_____________________________
2   For purposes of this definition, references to the “Merger Agreement” refer to the execution copy of the Merger Agreement dated 10/19/06.

5

relative to the industry in which the Company and its Subsidiaries (as defined in the Merger Agreement) operate generally, (b) generally affecting the industry in which the Company and its Subsidiaries (as defined in the Merger Agreement) operate generally (including legislative, legal and regulatory changes), but only if they do not materially disproportionately affect the Company and its Subsidiaries (as defined in the Merger Agreement) taken as a whole relative to the industry in which the Company and its Subsidiaries (as defined in the Merger Agreement) operate generally, (c) actions taken pursuant to or in accordance with the Merger Agreement or at the request of the Borrower (and the Borrower agrees that it shall not request that the Company take any actions that would cause, or would reasonably be expected to cause, a material adverse effect), (d) changes in Laws or GAAP (each as defined in the Merger Agreement) and (e) the execution or delivery of the Merger Agreement or the announcement or pending status of the transactions contemplated by the Merger Agreement. Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the commitment of each Initial Lender hereunder is not subject to the completion of the syndication of the Facilities.

7.  Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of us and our officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses (including expenses incurred in connection with investigating or defending any of the foregoing), joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, the Company or any of their respective affiliates), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Person, and (b) to reimburse each of us from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to reasonable expenses of our due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel), in each case, incurred in connection with the Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the definitive documentation for the Facilities and any ancillary documents or security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any

6

indirect, special, punitive or consequential damages in connection with its activities related to the Facilities.

8.  Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that the Lead Arrangers and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise, including to other potential purchasers of the Company. You agree that the Lead Arrangers and their affiliates may provide such services or other functions to such other companies without regard to the Lead Arrangers’ relationships to you hereunder. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies. You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any of us has advised or is advising you on other matters, (b) we, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that we are engaged in a broad range of transactions that may involve interests that differ from your interests and that we have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against any of us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that we shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

You further acknowledge that we are full service securities firms engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower, the Company and other companies with which the Borrower or the Company may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of Credit Suisse, CIBC or CIBC WM or any of their respective customers, all rights in

7

respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9.  Assignments; Amendments; Governing Law, Etc.

This Commitment Letter shall not be assignable by you without the prior written consent of the Lead Arrangers and the Initial Lenders (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). The Initial Lenders may assign, with your consent (not to be unreasonably withheld or delayed), their respective commitments hereunder to one or more prospective Lenders that will become agents, co-agents, arrangers or co-arrangers hereunder, in which case, upon the closing of the Facilities, such assigning Initial Lender shall be released from the portion of its commitment hereunder so assigned; provided that the Initial Lenders shall be immediately released from the portion of their respective commitments hereunder assigned to any Additional Lender. Any and all obligations of, and services to be provided by, the Lead Arrangers or the Initial Lenders hereunder (including, without limitation, the Initial Lenders’ respective commitments) may be performed and any and all rights of the Lead Arrangers or the Initial Lenders hereunder may be exercised by or through any of their respective affiliates or branches; provided, however, that the Lead Arrangers shall remain responsible for their respective obligations under this Commitment Letter notwithstanding any such use of their respective affiliates or branches. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Lead Arrangers, the Initial Lenders and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Facilities may be transmitted through Syndtrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and that we shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner. Any of us may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of the Borrower and its affiliates (or any of them), and the amount, type and closing date of such Transactions, all at our expense. This Commitment Letter and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Facilities. THIS COMMITMENT LETTER SHALL BE GOVERNED
8

BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.  Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

11.  Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

12.  Confidentiality.

This Commitment Letter and the Fee Letter are delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance, nor the activities of any of us pursuant hereto, shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof); provided that you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter or the contents thereof) (i) to the Company and the Seller and their respective officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, and (ii) in any prospectus or other offering memorandum relating to the Senior Subordinated Notes.
9

We will treat as confidential all confidential information provided to us by or on behalf of you hereunder; provided that nothing herein shall prevent us from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, (b) upon the request or demand of any regulatory authority having jurisdiction over us, (c) to the extent that such information becomes publicly available other than by reason of disclosure by us in violation of this paragraph, (d) to our affiliates and to our and their respective employees, legal counsel, independent auditors and other experts or agents who are informed of the confidential nature of such information, (e) to assignees or participants or potential assignees or participants who agree to be bound by the terms of this paragraph or substantially similar confidentiality provisions, (f) to the extent permitted by Section 9, or (g) for purposes of establishing a “due diligence” defense.

Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letter, and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letter is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.

13.  Surviving Provisions.

The compensation, reimbursement, indemnification, confidentiality, absence of fiduciary relationships, affiliate activities, syndication, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or the Initial Lenders’ respective commitments hereunder and our agreements to perform the services described herein; provided that if definitive financing documentation is executed and delivered, the reimbursement and indemnification provisions contained herein shall terminate and be replaced by the reimbursement and indemnification provisions in such definitive financing documentation.

10

       14.     PATRIOT Act Notification.

We hereby notify you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Lead Arrangers and each Lender are required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow the Lead Arrangers or such Lender to identify the Borrower in accordance with the PATRIOT Act (collectively, the “Patriot Act Information”). This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Lead Arrangers and each Lender. It is understood and agreed that notwithstanding any other provision contained in this Commitment Letter to the contrary, the Lead Arrangers may provide Patriot Act Information to Lenders and prospective Lenders in connection with the syndication of the Facilities (including by posting such information through SyndTrak or Intralinks).

15.  Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on October 31, 2006. The Initial Lenders’ respective commitments hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that each of us has not received such executed counterparts in accordance with the immediately preceding sentence. In the event that the Closing Date does not occur on or before 5:00 p.m., New York City time, on April 30, 20073  (or such earlier date on which the Merger Agreement terminates), then this Commitment Letter and the Initial Lenders’ respective commitments hereunder, and our agreements to perform the services described herein, shall automatically terminate without further action or notice and without further obligation to you unless each of us shall, in its discretion, agree to an extension.

[Remainder of this page intentionally left blank]

____________________________________________________
3 The Initial Lenders agree that this outside date shall automatically be extended to June 30, 2007 solely in the event that the regulatory approvals required as a condition to closing of the Acquisition pursuant to Section 7.1(d) of the Merger Agreement have not been obtained prior to April 15, 2007 (and all other conditions precedent to closing the Acquisition are satisfied or capable of being satisfied on or prior to April 30, 2007 other than the condition set forth in paragraph 9 (marketing period) of Exhibit D hereto (provided that the Arrangers shall be afforded such 21-day marketing period prior to (and as a condition precedent to) the funding of the Facilities)). In addition, in the event the Company receives the required regulatory approvals on or after April 5, 2007 but prior to April 15, 2007 (and all other conditions precedent to closing the Acquisition are satisfied or capable of being satisfied on April 30, 2007 other than the condition set forth in paragraph 9 (marketing period) of Exhibit D hereto), the outside date shall automatically be extended to the date 25 days after all regulatory approvals have been obtained.

11

We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Richard B. Carey
Name: Richard B. Carey
Title: Managing Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By: /s/ Joel Glodowski
Name: Joel Glodowski
Title: Managing Director

By: /s/ David Dodd
Name: David Dodd
Title: Vice President

CIBC WORLD MARKETS CORP.

By: /s/ Doug Cornett
Name: Doug Cornett
Title: Managing Director

By: /s/ Doug Cornett
Name: Doug Cornett
Title: Authorized Signatory

Accepted and agreed to as of
the date first above written:

SUN HEALTHCARE GROUP, INC.

By: /s/ Richard K. Matros
Name: Richard K. Matros
Title: Chief Executive Officer

12

CONFIDENTIAL
October 19, 2006
EXHIBIT A
Sun Healthcare Group, Inc.
$505,000,000 Senior Secured Credit Facilities
Summary of Principal Terms and Conditions

Borrower:	Sun Healthcare Group, Inc.
Transactions:
The Borrower intends to acquire (the “Acquisition”) all the equity interests of Harborside Healthcare Corporation, a Delaware corporation (the “Company”), pursuant to an agreement and plan of merger (the “Merger Agreement”) to be entered into among the Borrower, a Delaware corporation and wholly-owned subsidiary of the Borrower (“Merger Sub”), all of the outstanding equity interests of which are owned by the Borrower, and the Company. In connection with the Acquisition, (a) Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of the Borrower and with the existing stockholders thereof (collectively, the “Seller”) receiving an aggregate amount of $349,400,000 in cash (the “Merger Consideration”), (b) the Borrower may, at its option, issue common equity in a public offering (the “New Equity”), (c) the Borrower will obtain the senior secured credit facilities described below under the caption “Senior Facilities”, (d) the Borrower will (subject to reduction as described in the Bridge Facility Term Sheet) either (i) issue not less than $250,000,000 in aggregate principal amount of its senior subordinated notes (the “Senior Subordinated Notes”) in a public offering or in a Rule 144A or other private placement or (ii) if the Borrower does not issue the Senior Subordinated Notes on or prior to the date the Acquisition is consummated and all conditions precedent to borrowing under the Bridge Facility (defined below) have been satisfied, borrow not less than $250,000,000 in aggregate principal amount of senior subordinated increasing rate loans (the “Bridge Loans”) under a new senior subordinated credit facility (the “Bridge Facility”), and (e) fees and expenses incurred in connection with the foregoing (the “Transaction Costs”) will be paid. The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

Sources and Uses:
The approximate sources and uses of the funds necessary to consummate the Transactions are set forth in Exhibit C to the Commitment Letter (the “Commitment Letter”) to which this Term Sheet is attached.

Agent:
Credit Suisse, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent and collateral agent (collectively, in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS and CIBC Inc., the “Lenders”), and will perform the duties customarily associated with such roles.

Joint-Bookrunners and Joint-Lead Arrangers:
Credit Suisse Securities (USA) LLC and CIBC World Markets Corp. (“CIBC WM”) will act as joint-bookrunners and joint-lead arrangers for the Senior Facilities described below (collectively, in such capacities, the “Arrangers”), and will perform the duties customarily associated with such roles.

Syndication Agent:	CIBC WM will act as sole syndication agent (in such capacity, the “Syndication Agent”) and will perform the duties customarily associated with such role.
Other Titles:
Subject to the terms and conditions specified in footnote 1 of the Commitment Letter, the Borrower may award the title of joint bookrunner, joint lead arranger, documentation agent and co-documentation agent (in such capacity, a “Documentation Agent”) to one financial institution that is a Lender under the Facilities.

Senior Facilities:	(A)
A senior secured term loan facility in an aggregate principal amount of up to $430,000,000[1]  (the “Term Facility”), which aggregate principal amount shall be reduced on a dollar-for-dollar basis by the amount of any New Equity issued prior to the Closing Date until the ratio of Senior Debt to EBITDA (the “Senior Leverage Ratio”) (calculated on a pro forma basis giving effect to the Transactions) is no greater than 3.75 to 1.0.

(B)
A senior secured revolving credit facility in an aggregate principal amount of up to $75,000,000 (the “Revolving Facility” and, together with the Term Facility, the “Senior Facilities”), of which up to an aggregate amount to be agreed upon will be available through a subfacility in the form of letters of credit; provided that such letter of credit sublimit shall be sufficient to accommodate the rollover or replacement of existing letters of credit outstanding as of the Closing Date (the “Existing LCs”).

In connection with the Revolving Facility, CS (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to an aggregate amount to be agreed upon. Except for purposes of calculating the Commitment Fee described in Annex I hereto, any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

Purpose:	(A)
The proceeds of the Term Facility will be used by the Borrower, on the date of the initial borrowing under the Senior Facilities (the “Closing Date”), together with the proceeds of the Senior Subordinated Notes or Bridge Loans, the New Equity (if any) not otherwise applied and cash on hand at the Company, solely (a) to pay the Merger Consideration, (b) to refinance or repay certain existing indebtedness in an aggregate principal amount of $328,200,000 of the Borrower, the Company and their respective subsidiaries outstanding as of the Closing Date (the “Existing Debt”)[2]  and (c) to pay the Transaction Costs.

_________________________________________________________
1 In the event it is necessary or desirable to refinance a portion of the $43.9 million of Harborside Facility Level Debt that would otherwise remain outstanding, the Arrangers are willing to increase the size of the Term Loan to accommodate such a refinancing. However, any such increase must be agreed to and documented prior to launching the general syndication of the Facilities.

(B)
The proceeds of loans under the Revolving Facility will be used by the Borrower solely from time to time for working capital and general corporate purposes (provided that the loans made under the Revolving Facility on the Closing Date may be used to finance the Acquisition).

	(C)	Letters of credit will be used solely for working capital and general corporate purposes.
Availability:	(A)
The full amount of the Term Facility (subject to any reduction in the amount described above) must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed.

(B)
Loans of up to $10,000,000[3]  may be made under the Revolving Facility on the Closing Date and the rollover of the Existing LCs shall be permitted on the Closing Date. Thereafter, loans and letters of credit under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts and upon notice to be agreed upon. Amounts repaid under the Revolving Facility may be reborrowed.

_________________________________
2   Subject to footnote 1 of this Exhibit A, our expectation is that approximately $43,900,000 of Harborside Facility Level Debt and $65,600,000 of existing debt of the Borrower will remain outstanding after the Closing Date. In addition, we expect the Borrower’s revolving facility and other debt of the Borrower and the Company to be repaid/terminated.

3   To be increased to the extent required to accommodate any exercise of NHP purchase option (4 facilities) prior to the Closing Date if the Facilities have not been increased to accommodate such exercise.

Interest Rates and Fees:		As set forth on Annex I hereto.
Default Rate:		Upon the occurrence and during the continuance of a payment default, the applicable interest rate plus 2.0% per annum on the overdue amount.
Letters of Credit:
Letters of credit under the Revolving Facility will be issued by CS or another Lender acceptable to the Borrower and the Agent (the “Issuing Bank”). Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above).

Drawings under any letter of credit shall be reimbursed by the Borrower on the same business day that the Agent notifies the Borrower of such drawing. To the extent that the Borrower does not reimburse the Issuing Bank on the same business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

The issuance of all letters of credit shall be subject to the customary procedures of the Issuing Bank.
Final Maturity and Amortization:	(A)
Term Facility

The Term Facility will mature on the date that is seven years after the Closing Date, and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Term Facility with the balance payable on the maturity date of the Term Facility.

	(B)	Revolving Facility The Revolving Facility will mature and the commitments thereunder will terminate on the date that is six years after the Closing Date.
Guarantees:
All obligations of the Borrower under the Senior Facilities and under any interest rate protection or other hedging arrangements entered into with the Agent, the Arrangers, an entity that is a Lender at the time of such transaction, or any affiliate of any of the foregoing (“Hedging Arrangements”) will be unconditionally guaranteed (the “Guarantees”) by each existing and subsequently acquired or organized domestic and, to the extent no adverse tax consequences to the Borrower would result therefrom, foreign subsidiary of the Borrower (including the Company and its subsidiaries) (the “Subsidiary Guarantors”), in each case (x) subject to any prohibitions or limitations under any applicable law or regulation and (y) other than Inactive Subsidiaries and Special Purpose Vehicles (to the extent any HUD-guaranteed or mortgage financings of such Special Purpose Vehicle would prevent such guarantees). “Inactive Subsidiaries” means subsidiaries of the Borrower that own an insubstantial amount of assets, have an insubstantial amount of revenues and conduct no business operations (with individual and aggregate thresholds of total assets and revenues to be agreed). “Special Purpose Vehicles” means subsidiaries of the Borrower that are formed for the sole purpose of becoming obligors under HUD-guaranteed or mortgage financings. Any guarantees to be issued in respect of the Senior Subordinated Notes or the Bridge Facility shall be subordinated to the obligations under the Guarantees on terms reasonably satisfactory to the Lead Arrangers.

Security:
The Senior Facilities, the Guarantees and any Hedging Arrangements will be secured by substantially all the assets of the Borrower and each Subsidiary Guarantor, whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the equity interests held by the Borrower or any Subsidiary Guarantor, other than the equity interests of the Inactive Subsidiaries and Special Purpose Vehicles (to the extent any HUD-guaranteed or mortgage financings of such Special Purpose Vehicle would prevent such pledge) (which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting equity interests (if any) and 66% of the voting equity interests of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to the Borrower) and (b) perfected first-priority security interests in, and mortgages on (with minimum thresholds and/or jurisdictions to be agreed), substantially all tangible and intangible assets of the Borrower and each Subsidiary Guarantor (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, fee-owned real property (excluding currently-mortgaged real property as and to the extent such existing mortgages are not terminated), cash, deposit and securities accounts (to the extent permitted under applicable healthcare laws), commercial tort claims, letter of credit rights, intercompany notes and proceeds of the foregoing).

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Lenders (including, in the case of real property, by customary items such as reasonably satisfactory title insurance), and none of the Collateral shall be subject to any other liens (subject to customary exceptions to be agreed upon).

Mandatory Prepayments:
Loans under the Term Facility shall be prepaid with (a) 75% of Excess Cash Flow (to be defined), with a reduction to be agreed upon based upon achievement and maintenance of a leverage ratio to be agreed upon, (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Borrower and its subsidiaries (including proceeds from the sale of stock of any subsidiary of the Borrower and insurance and condemnation proceeds) (subject to exceptions and reinvestment provisions to be agreed upon), (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Borrower and its subsidiaries (except the net cash proceeds of any Refinancing Debt (to be defined) to the extent used to prepay Bridge Loans and subject to other exceptions to be agreed upon), (d) 100% (or 50% in the event the Senior Leverage Ratio is no greater than 3.75 to 1.0) of the net cash proceeds of issuances of equity securities of the Borrower and its subsidiaries (except to the extent used to prepay Bridge Loans and subject to other exceptions to be agreed upon), with a further reduction to be agreed upon based upon achievement and maintenance of a leverage ratio to be agreed upon and (e) 100% of Extraordinary Receipts (to be defined) (subject to exceptions to be agreed upon).

Notwithstanding the foregoing, each Lender under the Term Facility shall have the right to reject its pro rata share of any mandatory prepayments described above, in which case the amounts so rejected shall be offered to each non-rejecting Lender thereunder. Any mandatory prepayments remaining after being reoffered to such non-rejecting Lenders may be retained by the Borrower.

The above-described mandatory prepayments shall be applied pro rata to the remaining amortization payments under the Term Facility.
Voluntary Prepayments and Reductions in Commitments:
Voluntary reductions of the unutilized portion of the commitments under the Senior Facilities and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. All voluntary prepayments of the Term Facility will be applied pro rata to the remaining amortization payments under the Term Facility.

Representations and Warranties:
To consist of the following (subject to the last two sentences of Exhibit D to the Commitment Letter) (subject to customary exceptions to be agreed upon): corporate status; legal, valid and binding documentation; no consents; accuracy of financial statements, confidential information memorandum and other information; no material adverse change (which, for purposes of the Closing Date, shall be consistent with the material adverse effect condition of the Commitment Letter); absence of undisclosed liabilities, litigation and investigations; no violation of agreements or instruments; compliance with laws (including Medicare and Medicaid regulations, ERISA, margin regulations, environmental laws and laws applicable to sanctioned persons); payment of taxes; ownership of properties; inapplicability of the Investment Company Act; solvency; effectiveness of governmental approvals; labor matters; environmental and other regulatory matters; validity, priority and perfection of security interests in the Collateral; and treatment of the Senior Facilities as senior debt under all subordinated debt and as sole designated senior debt thereunder.

Conditions Precedent to Initial Borrowing:
Subject to the last two sentences to Exhibit D to the Commitment Letter, usual for facilities and transactions of this type and others to be reasonably specified by the Lead Arrangers, including, without limitation, delivery of reasonably satisfactory legal opinions, corporate documents and officers’ and public officials’ certifications; first-priority perfected security interests in the Collateral (free and clear of all liens, subject to customary and limited exceptions to be agreed upon); receipt of reasonably satisfactory lien and judgment searches; execution of the Guarantees, which shall be in full force and effect; evidence of authority; payment of fees and expenses; and obtaining of reasonably satisfactory insurance (together with a customary insurance broker’s letter).

The initial borrowing under the Senior Facilities will also be subject to the applicable conditions precedent set forth in Exhibit D to the Commitment Letter.
Conditions Precedent to all Borrowings:
Delivery of notice, accuracy of representations and warranties and absence of defaults (which, for purposes of the initial borrowing, shall be subject to the last two sentences to Exhibit D to the Commitment Letter).

Affirmative Covenants:
Subject to the last two sentences to Exhibit D to the Commitment Letter, usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to the Borrower and its subsidiaries) (subject to customary exceptions to be agreed upon), including, without limitation, maintenance of corporate existence and rights; performance of obligations; delivery of consolidated and, with respect to annual financial statements, consolidating financial statements and other information, including information required under the PATRIOT Act; delivery of notices of default, litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of reasonably satisfactory insurance; use of commercially reasonable efforts to maintain a corporate rating and a rating of the Senior Facilities by each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”); compliance with laws; inspection of books and properties; hedging arrangements with respect to an aggregate notional principal amount not to exceed 50% of the principal amount of the loans under the Term Facility; further assurances; and payment of taxes.

Negative Covenants:
Subject to the last two sentences to Exhibit D to the Commitment Letter, usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to the Borrower and its subsidiaries) (subject to customary exceptions to be agreed upon), including, without limitation, limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments; limitations on prepayments, redemptions and repurchases of debt (other than (i) loans under the Senior Facilities and (ii) the prepayment of Bridge Loans with the proceeds of any Refinancing Debt incurred and/or equity issued after the Closing Date); limitations on liens and sale-leaseback transactions; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on changes in business conducted by the Borrower and its subsidiaries; limitations on restrictions on ability of subsidiaries to pay dividends or make distributions; limitations on amendments of debt and other material agreements; and limitations on capital expenditures.

Selected Financial Covenants:
Usual for facilities and transactions of this type (with financial definitions, levels and measurement periods to be agreed upon, but in each case not to be tested on the Closing Date), including, without limitation: (a) maximum ratios of Senior Debt to EBITDA; (b) maximum ratios of Total Debt to EBITDA; and (c) minimum interest coverage ratios.

Events of Default:
Subject to the last two sentences of Exhibit D to the Commitment Letter, usual for facilities and transactions of this type and others to be reasonably specified by the Agent relating to the Borrower and its subsidiaries (subject, where appropriate, to thresholds, grace periods and other exceptions to be agreed upon), including, without limitation, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of guarantees or security documents; and Change of Control (to be defined).

Voting:
Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Senior Facilities (with certain amendments and waivers also requiring class votes), except that the consent of each Lender shall be required with respect to, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees payable to such Lender, (c) extensions of final maturity or scheduled amortization of the loans or commitments of such Lender and (d) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral.

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions.
Assignments and Participations:
The Lenders will be permitted to assign (a) loans under the Term Facility without the consent of (but with notice to) the Borrower and (b) loans and commitments under the Revolving Facility with the consent of the Borrower, the Swingline Lender and the Issuing Bank, in each case not to be unreasonably withheld or delayed; provided that such consent of the Borrower shall not be required (i) if such assignment is made to another Lender or an affiliate or approved fund of a Lender, (ii) during the primary syndication of the loans and commitments under the Senior Facilities to persons identified by the Agent to the Borrower on or prior to the Closing Date or (iii) after the occurrence and during the continuance of an event of default. All assignments will also require the consent of the Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of $1,000,000. Assignments will be by novation and will not be required to be pro rata between the Senior Facilities.

The Lenders will be permitted to sell participations in loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity or scheduled amortization of the loans or commitments in which such participant participates and (d) releases of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral.

Expenses and Indemnification:
The Borrower will indemnify the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, the Issuing Bank, the Swingline Lender, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower, the Company or any of their respective affiliates) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions in connection therewith, provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct. In addition, all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank, the Swingline Lender and the Lenders for enforcement costs and documentary taxes associated with the Senior Facilities will be paid by the Borrower.

Governing Law and Forum:	New York.
Counsel to the Agent and the Arrangers:	Cravath, Swaine & Moore LLP.

ANNEX I

Interest Rates:	The interest rates under the Senior Facilities will be, at the option of the Borrower, Adjusted LIBOR plus 2.75% or ABR plus 1.75%.

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, with the consent of the Agent and provided such periods are available from all applicable Lenders, 9 or 12 months) for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the higher of CS’s Prime Rate and the Federal Funds Effective Rate plus ½ of 1.0%.
Adjusted LIBOR will at all times include statutory reserves.
Letter of Credit Fees:
A per annum fee equal to the spread over Adjusted LIBOR under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Facility commitment. In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to a percentage per annum to be agreed upon of the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:
0.50% per annum on the undrawn portion of the commitments in respect of the Senior Facilities, payable quarterly in arrears after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year.

Changes in Interest Rate Margins and Commitment Fees:
The definitive credit documentation for the Senior Facilities will contain provisions under which, from and after the date of delivery of the Borrower’s financial statements covering a period of at least six full months after the Closing Date, and so long as no default shall have occurred and be continuing, interest rate margins and commitment fees under the Revolving Facility will be subject to change in increments to be agreed upon based upon performance goals to be agreed upon.

2

CONFIDENTIAL
October 19, 2006
EXHIBIT B

Sun Healthcare Group, Inc.
$250,000,000 Senior Subordinated Increasing Rate Bridge Loans
Summary of Principal Terms and Conditions1

Borrower:	The Borrower under the Senior Facilities.
Agent:
Credit Suisse, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent (in such capacity, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS and CIBC Inc. (“CIBC”), the “Lenders”), and will perform the duties customarily associated with such role.

Joint-Bookrunners and Joint- Lead Arrangers:
Credit Suisse Securities (USA) LLC and CIBC World Markets Corp. (“CIBC WM”) will act as joint-bookrunners and joint-lead arrangers for the Bridge Facility described below (collectively, in such capacities, the “Arrangers”), and will perform the duties customarily associated with such roles.

Syndication Agent:	CIBC WM will act as sole syndication agent (in such capacity, the “Syndication Agent”) and will perform the duties customarily associated with such role.
Other Titles:
Subject to the terms and conditions specified in footnote 1 of the Commitment Letter, the Borrower may award the title of joint bookrunner, joint lead arranger, documentation agent and co-documentation agent (in such capacity, a “Documentation Agent”) to one financial institution that is a Lender under the Facilities.

Bridge Facility:
Senior subordinated increasing rate bridge loans in an aggregate principal amount of up to $250,000,000 (the “Bridge Loans”) which aggregate principal amount shall be reduced on a dollar-for-dollar basis by the amount of any New Equity issued prior to the Closing Date in excess of the amount of New Equity required to be applied to reduce the commitments in respect of the Term Facility (as described in the Senior Facilities Term Sheet).

At the option of the Lenders, the Bridge Loans may be replaced by, or originally made in the form of, notes on identical economic terms.

___________________________________________________
1  All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this term sheet is attached, including Exhibit A thereto (the “Senior Facilities Term Sheet”).

Purpose:
The proceeds of the Bridge Loans will be used by the Borrower on the Closing Date, together with the proceeds of the New Equity (if any) not otherwise applied, the Term Facility and cash on hand at the Company, solely (a) to pay the Merger Consideration, (b) to refinance the Existing Debt and (c) to pay the Transaction Costs.

Availability:
The full amount of the Bridge Facility (subject to any reduction in the amount described above) must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Bridge Facility that are repaid or prepaid may not be reborrowed.

Subordination:
The Bridge Loans will constitute senior subordinated indebtedness of the Borrower and will be subordinated to the prior payment in full in cash of all obligations existing under the Senior Facilities on customary terms for facilities of this nature.

Guarantees:
Each existing and subsequently acquired or organized subsidiary of the Borrower that is a guarantor of the Senior Facilities will guarantee (the “Guarantees”) the Bridge Loans on a senior subordinated basis, with the Guarantees subordinated to all obligations under the Senior Facilities on customary terms for facilities of this nature.

Interest Rates:
Interest for the first six-month period commencing on the Closing Date shall be payable at the London interbank offered rate for U.S. dollars (for a three-month interest period) (the “LIBO Rate”) plus 510 basis points (or 460 basis points in the event the ratio of Total Debt to pro forma EBITDA (the “Leverage Ratio”) on the Closing Date is no greater than 5.5 to 1.0) (the “Initial Rate”). Thereafter, interest shall be payable at the greater of the following as determined at the beginning of each subsequent three-month period: (i) the LIBO Rate plus 585 basis points (or 535 basis points in the event the Leverage Ratio on the Closing Date is no greater than 5.5 to 1.0), increasing by an additional 50 basis points at the end of each three-month period subsequent to the first six-month period commencing on the Closing Date for so long as the Bridge Loans are outstanding and (ii) the interest rate applicable during the prior three month period plus 50 basis points (provided, however, that in each case the interest rate shall not so increase on the Conversion Date (as defined below)).

2

Notwithstanding anything to the contrary set forth above, at no time shall the per annum interest rate on the Bridge Loans, the Senior Subordinated Term Loans (as defined below) or the Senior Subordinated Exchange Notes (as defined below) exceed 12.00% (or 11.50% in the event the Leverage Ratio on the Closing Date is no greater than 5.5 to 1.0) (the “Total Cap”).

Interest Payments:	Interest on the Bridge Loans will be payable in cash, quarterly in arrears.
Default Rate:	Upon the occurrence and during the continuance of a payment default, the applicable interest rate plus 2.0% per annum on the overdue amount.

Notwithstanding anything to the contrary set forth herein, in no event shall any cap or limit on the yield or interest rate payable with respect to the Bridge Loans, Senior Subordinated Term Loans or Senior Subordinated Exchange Notes affect the payment in cash of any default rate of interest in respect of any Bridge Loans, Senior Subordinated Term Loans or Senior Subordinated Exchange Notes.

Conversion and Maturity:
On the first anniversary of the Closing Date (the “Conversion Date”), any Bridge Loan that has not been previously repaid in full will be automatically converted into a senior subordinated term loan (each a “Senior Subordinated Term Loan”) due on the date that is eight years after the Closing Date (the “Maturity Date”). At any time on or after the Conversion Date, at the option of the applicable Lender, the Senior Subordinated Term Loans may be exchanged in whole or in part for senior subordinated exchange notes (the “Senior Subordinated Exchange Notes”) having an equal principal amount.

3

The Senior Subordinated Term Loans will be governed by the provisions of the Bridge Loan Documents (as defined below) and will have the same terms as the Bridge Loans except as expressly set forth on Annex I hereto. The Senior Subordinated Exchange Notes will be issued pursuant to an indenture that will have the terms set forth on Annex II hereto.

Conversion Fee:
On the Conversion Date, the Borrower shall pay to the holders of the Bridge Loans a conversion fee (the “Conversion Fee”) in an amount equal to 2.75% of the aggregate principal amount of the Bridge Loans outstanding on such date (as determined immediately prior to the conversion of such Bridge Loans to Senior Subordinated Term Loans).

Mandatory Prepayments:
The Bridge Loans shall be prepaid with, subject to certain exceptions to be agreed upon, (i) the net proceeds from the issuance, offering or placement of any debt obligations or equity securities by the Borrower or any of its subsidiaries (with such proceeds being applied to repay the Bridge Loans prior to the repayment of loans outstanding under the Senior Facilities other than with respect to net proceeds of any equity issuances occurring at such time as and only to the extent that the Senior Leverage Ratio is greater than 3.75 to 1.0) (subject to exceptions to be agreed upon); and (ii) the net proceeds from any asset sales by the Borrower or any of its subsidiaries (including proceeds from the sale of stock of any subsidiary of the Borrower) in excess of the amount required to be paid to the lenders under the Senior Facilities. The Borrower will also be required to prepay the Bridge Loans following the occurrence of a Change of Control (to be defined) at 100% of the outstanding principal amount thereof.

4

Voluntary Prepayments:
Subject to the provisions of the Senior Facilities, the Bridge Loans may be prepaid, in whole or in part, at par plus accrued and unpaid interest upon not less than 5 days’ prior written notice, at the option of the Borrower at any time.

Assignments and Participations:
Each Lender shall have the absolute and unconditional right to assign or participate the Bridge Loans held by it in compliance with applicable law to any third party at any time and shall give notice to the Borrower of any such assignment.

Representations and Warranties:
Subject to the last two sentences to Exhibit D to the Commitment Letter, the definitive documentation relating to the Bridge Loans (the “Bridge Loan Documents”) will contain those representations and warranties specified under the caption “Representation and Warranties” in the Senior Facilities Term Sheet (subject to customary exceptions to be agreed upon), with such changes as are appropriate in connection with the Bridge Loans.

Covenants:
Subject to the last two sentences of Exhibit D to the Commitment Letter, the Bridge Loan Documents will contain covenants relating to the Borrower and its subsidiaries that are usual and customary for transactions of this nature or required by the Lead Arrangers for this transaction in particular (subject to customary exceptions to be agreed upon), including but not limited to those specified under the captions “Affirmative Covenants” and “Negative Covenants” in the Senior Facilities Term Sheet, with such changes as are appropriate in connection with the Bridge Loans (including a covenant for the Borrower to use its best efforts to refinance the Bridge Loans as promptly as practicable following the Closing Date).

Events of Default:
Subject to the last two sentences of Exhibit D to the Commitment Letter, customary for the type of transactions proposed and others to be reasonably specified by the Lead Arrangers relating to the Borrower and its subsidiaries (subject, where appropriate, to thresholds, grace periods and other exceptions to be agreed upon), including, but not limited to, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of guarantees; or material breach under any agreement with Credit Suisse, CIBC or CIBC WM in connection with any aspect of the Transactions or in the payment of fees to Credit Suisse, CIBC or CIBC WM in connection therewith.

5

In case an Event of Default shall occur and be continuing, the holders of at least 33⅓% (a majority when the Initial Lenders, or their respective affiliates, holds a majority of the aggregate principal amount of the Bridge Loans) in aggregate principal amount of the Bridge Loans then outstanding, by notice in writing to the Borrower, may declare the principal of, and all accrued interest on, all Bridge Loans to be due and payable immediately. If a bankruptcy event of the Borrower occurs, the principal of and accrued interest on the Bridge Loans will be immediately due and payable without any notice, declaration or other act on the part of the holders of the Bridge Loans. An acceleration notice may be annulled and past defaults (except for monetary defaults not yet cured) may be waived by the holders of a majority in aggregate principal amount of the Bridge Loans.

Voting:
Amendments and waivers of the Bridge Loan Documents will require the approval of Lenders holding more than 50% of the aggregate amount of the Bridge Loans, except that the consent of each Lender shall be required with respect to, among other things, (a) reductions of principal, interest or fees payable to such Lender, (b) extensions of final maturity of the Bridge Loans and (c) releases of all or substantially all of the value of the Guarantees.

6

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions.
Expenses and Indemnification:
The Borrower will indemnify the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower, the Company or any of their respective affiliates) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions connected therewith, provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct. In addition, all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arrangers, the Agent, the Syndication Agent, the Documentation Agent and the Lenders for enforcement costs and documentary taxes associated with the Bridge Facility will be paid by the Borrower.

Governing Law:	New York.
Counsel to the Agent and the Arrangers:	Cravath, Swaine & Moore LLP.

7

ANNEX I

Senior Subordinated Term Loans

Maturity:	The Senior Subordinated Term Loans will mature on the date that is eight years after the Closing Date.
Interest Rate:
The Senior Subordinated Term Loans will bear interest at an interest rate per annum (the “Senior Subordinated Term Loan Interest Rate”) equal to the sum of the Conversion Rate, determined quarterly, plus the Conversion Spread (each determined as set forth below), provided that the Senior Subordinated Term Loan Interest Rate for any such Senior Subordinated Term Loan shall not at any time exceed a rate equal to the Total Cap. Interest shall be payable on the last day of each fiscal quarter of the Borrower and on the Maturity Date, in each case payable in arrears and computed on the basis of a 360-day year.

The “Conversion Rate”, as determined on the Conversion Date and at the beginning of each subsequent quarterly interest period, means the per annum rate equal to the LIBO Rate plus [____][1]  basis points.

The “Conversion Spread” will equal, with respect to any Senior Subordinated Term Loan, 0.50% during the three-month period commencing on the Conversion Date for such Senior Subordinated Term Loan and shall increase by 0.50% per annum at the beginning of each subsequent three-month period.

Covenants and Events of Default:	Upon and after the Conversion Date, the covenants and events of default applicable to the Senior Subordinated Exchange Notes will also be applicable to the Senior Subordinated Term Loans.

_____________________________________________________
1  The spread over the LIBO Rate with respect to any Senior Subordinated Term Loan will be determined so that, on the Conversion Date for such Senior Subordinated Term Loan, the sum of such spread and the LIBO Rate will be equal to the interest rate in effect for the Bridge Loan converted into such Senior Subordinated Term Loan immediately prior to such Conversion Date.

ANNEX II

Senior Subordinated Exchange Notes

Issue:	The Senior Subordinated Exchange Notes will be issued under an indenture capable of being qualified under the Trust Indenture Act of 1939, as amended.
Maturity:	The Senior Subordinated Exchange Notes will mature on the date that is eight years after the Closing Date.
Interest Rate:
The Senior Subordinated Exchange Notes will bear interest at a fixed rate equal to the interest rate on the Senior Subordinated Term Loan surrendered in exchange for such Senior Subordinated Exchange Note as of the date of such exchange; provided that any Lender that surrenders Senior Subordinated Term Loans in exchange for Senior Subordinated Exchange Notes may elect to receive such Senior Subordinated Exchange Notes in the form of multiple tranches of Senior Subordinated Exchange Notes (with such tranches bearing different interest rates and having different maturities, ranking and other terms, all as determined by the Agent), so long as the weighted average interest rate of such tranches does not exceed the weighted average interest rate of such surrendered Senior Subordinated Term Loans.

Optional Redemption:
Senior Subordinated Exchange Notes will be non-callable until the fourth anniversary of the Closing Date (subject to customary “equity clawback” provisions). Thereafter, each Senior Subordinated Exchange Note will be callable at par plus accrued interest plus a premium equal to one half of the coupon on such Senior Subordinated Exchange Note, which premium shall decline ratably on each yearly anniversary of the Closing Date to zero on the date that is six months prior to the maturity of the Senior Subordinated Exchange Notes.

Offer to Repurchase Upon a Change of Control:
The Borrower will be required to offer to repurchase the Senior Subordinated Exchange Notes following the occurrence of a Change of Control (to be defined) at 101% of the outstanding principal amount thereof.

Defeasance Provisions:	Customary for publicly traded high yield debt securities.
Modification:	Customary for publicly traded high yield debt securities.
Registration Rights:
The Borrower shall file, within 60 days after the first issuance of Senior Subordinated Exchange Notes (the date of such first issuance and any subsequent issuance of Senior Subordinated Exchange Notes, an “Issue Date”), and will use its best efforts to cause to become effective, as soon thereafter as practicable, a shelf registration statement (the “Shelf Registration Statement”) with respect to the Senior Subordinated Exchange Notes and/or a registration statement relating to a Registered Exchange Offer (as defined below) (each such registration statement, an “Exchange Registration Statement” and, together with the Shelf Registration Statement, a “Registration Statement”). In addition, if a Shelf Registration Statement is not effective and available, the Borrower shall file, within 60 days after each subsequent issuance of Senior Subordinated Exchange Notes, and will use its best efforts to cause to become effective, as soon thereafter as practicable, an Exchange Registration Statement pursuant to which the Borrower may effect an exchange offer (a “Registered Exchange Offer”) in which the Borrower offers to holders of Senior Subordinated Exchange Notes registered notes having terms identical to the Senior Subordinated Exchange Notes (the “Substitute Notes”) in exchange for the Senior Subordinated Exchange Notes. Notwithstanding anything to the contrary herein, the Borrower shall file a Shelf Registration Statement in respect of the Senior Subordinated Exchange Notes the holders of which cannot, under applicable rules, regulations, promulgations, and interpretations of the Securities and Exchange Commission and the Staff thereof, receive Substitute Notes through a Registered Exchange Offer that would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities Act of 1933.

2

If a Shelf Registration Statement is filed, the Borrower will keep such Shelf Registration Statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of the Senior Subordinated Exchange Notes; provided that in no event shall the Borrower be required to keep such Shelf Registration Statement effective and available for more than two years after the date on which the interest rate applicable to the Senior Subordinated Term Loans would have been equal to the Total Cap. The Borrower shall cause (i) the Registration Statement with respect to the Senior Subordinated Exchange Notes issued on the first Issue Date to be declared effective by the date (the “First Effectiveness Date”) that is 120 days from the first Issue Date and, in the case such Registration Statement is an Exchange Registration Statement, the Registered Exchange Offer effected thereunder to be consummated by the First Effectiveness Date and (ii) each Registration Statement with respect to any Senior Subordinated Exchange Note issued subsequent to the first Issue Date to be declared effective by the date (each, a “Subsequent Effectiveness Date” and, together with the First Effectiveness Date, an “Effectiveness Date”) that is the later of (A) 90 days from the date of issue of such Senior Subordinated Exchange Note and (B) the First Effectiveness Date and, in the case such Registration Statement is an Exchange Registration Statement, the Registered Exchange Offer effected thereunder to be consummated by such Subsequent Effectiveness Date, provided that any Subsequent Effectiveness Date shall be extended to 120 days from the date of issue of such Senior Subordinated Exchange Note to the extent that the Borrower receives written notice that the Registration Statement to which such Senior Subordinated Exchange Note relates will be reviewed by the Securities and Exchange Commission. Any failure on the part of the Borrower to cause any Registration Statement to be declared effective, and any Registered Exchange Offer to be consummated, in accordance with the time periods in the preceding sentence is referred to

3

as a “Registration Default”. In the event of a Registration Default with respect to any Senior Subordinated Exchange Note, the Borrower will pay liquidated damages in the form of increased interest of 0.50% per annum on the principal amount of such Senior Subordinated Exchange Note to the holder of such Senior Subordinated Exchange Note, to the extent that such holder is unable to freely transfer such Senior Subordinated Exchange Note, from and including the applicable Effectiveness Date to but excluding the effective date of the Registration Statement with respect to such Senior Subordinated Exchange Note. On the 90th day after the Effectiveness Date with respect to any such Senior Subordinated Exchange Note, the liquidated damages shall increase by 0.50% per annum and, on each 90-day anniversary of the Effectiveness Date thereafter, shall increase by 0.50% per annum to a maximum increase in interest of 2.00% per annum. The Borrower will also pay such liquidated damages to the holder of a Senior Subordinated Exchange Note for any period of time (subject to customary exceptions) following the effectiveness of the Registration Statement with respect to such Senior Subordinated Exchange Note that such Registration Statement is not available for sales thereunder. All accrued liquidated damages will be paid in arrears on each quarterly interest payment date.

Covenants:	Customary for publicly traded high yield debt securities.
Events of Default:	Customary for publicly traded high yield debt securities.

4

EXHIBIT C

Sources and Uses of Funds
(in millions of dollars)
(all figures are approximate)

Sources of Funds		Uses of Funds
Sun Balance Sheet Cash	$12.0	Purchase of Harborside Equity	$349.4
Harborside Balance Sheet Cash	30.1	Retire Harborside Debt	$261.8
Assumption of Harborside Facility Level Debt[1]	43.9	Assumption of Harborside Facility Level Debt	43.9
Existing Sun Debt	65.6	Existing Sun Debt	65.6
Revolving Facility[2]	0.6	Repayment/Retirement of Existing Sun Debt	66.4
Term Facility[3]	430.0	Cash to Balance Sheet	10.1
Senior Subordinated Notes or Bridge Loans	250.0	Transaction Costs	35.0

Total Sources	$832.2	Total Uses	$832.2

_______________________________________________________
1  Includes certain HUD-guaranteed and mortgage financings. See footnote 1 to Exhibit A.

2  Represents amount to be drawn under the $75,000,000 Revolving Facility on the Closing Date.

3  Assumes that $0 of New Equity is issued prior to the Closing Date. Amount to be decreased in the event New Equity is issued prior to the Closing Date (as described in the Term Sheets).

EXHIBIT D
Sun Healthcare Group, Inc.
$505,000,000 Senior Secured Credit Facilities
$250,000,000 Senior Subordinated Increasing Rate Bridge Facility
Summary of Additional Conditions Precedent1

Except as otherwise set forth below, the initial borrowing under each of the Facilities shall be subject to the following additional conditions precedent:

1.  The Acquisition and the other Transactions shall be consummated simultaneously with the closing under the Facilities in accordance in all material respects with applicable law and on the terms described in the Term Sheets and in the Merger Agreement (substantially in the form of the execution copy dated October 19, 2006, delivered to the Lead Arrangers, and without giving effect to any waiver or modification thereof that is materially adverse to the Lenders not approved by the Lead Arrangers); and the capitalization, structure and equity ownership of the Borrower and the Company after giving effect to the Transactions shall be as described in the Commitment Letter or otherwise reasonably satisfactory to the Lead Arrangers.

2.  With respect to the Senior Facilities, the Borrower shall have received not less than $250,000,000 in gross cash proceeds (subject to reduction as provided for in Exhibit A and Exhibit B to the Commitment Letter) from either (a) the issuance of the Senior Subordinated Notes in a public offering or in a Rule 144A or other private placement to one or more holders reasonably satisfactory to the Lead Arrangers or (b) the borrowings under the Bridge Facility. The terms and conditions of the Senior Subordinated Notes or the Bridge Facility, as applicable (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies), shall be as set forth in the Term Sheets or otherwise reasonably satisfactory to the Lead Arrangers (it being acknowledged that the funding of any Senior Subordinated Notes into escrow on terms reasonably acceptable to the Lead Arrangers shall be deemed acceptable).

3.  All amounts due or outstanding in respect of the Existing Debt shall have been (or substantially simultaneously with the closing under the Senior Facilities shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and security (if any) therefor discharged and released. After giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and its subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the loans and other extensions of credit under the Senior Facilities, (b) the Senior Subordinated Notes or the Bridge Loans, (c) certain HUD-guaranteed and mortgage financings in an aggregate outstanding principal amount not to exceed $45,000,000,
_______________________________________
1 All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit D is attached, including Exhibits A and B thereto. Unless the context requires otherwise, references herein to the Agent shall be deemed to be references to each of the Agent as defined in such Exhibit A and the Agent as defined in such Exhibit B.

 (d) certain existing debt of the Borrower in an aggregate outstanding principal amount not to exceed $66,000,000 and (e) other limited indebtedness to be agreed upon.

4.  The Lead Arrangers shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Company for the 2003, 2004 and 2005 fiscal years (and, to the extent available, the related unaudited consolidating financial statements) and (b) U.S. GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and the Company for (i) each subsequent fiscal quarter ended 45 days before the Closing Date and (ii) each fiscal month after the most recent fiscal quarter for which financial statements were received by the Lead Arrangers as described above and ended 45 days before the Closing Date.

5.  The Lead Arrangers shall have received (i) a pro forma consolidated balance sheet of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date and (ii) a certificate from the chief financial officer of the Borrower showing the calculation of consolidated pro forma EBITDA for the four-fiscal quarter period most recently ended prior to the Closing Date (prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, and with such further adjustments to be agreed by the Borrower and the Lead Arrangers in form and substance reasonably satisfactory to the Lead Arrangers, in each case, to give pro forma effect to the Transactions as if they had occurred at the beginning of such four-fiscal quarter period) (such consolidated pro forma EBITDA, “Pro Forma EBITDA”).

6.  The Lead Arrangers shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

7.  All regulatory approvals required in connection with the change of ultimate ownership and control of the Facilities (as defined in the Merger Agreement) resulting from the transactions contemplated by the Merger Agreement, the consequence of the failure to obtain such approvals would be to prevent the Company or any of its Subsidiaries (as defined in the Merger Agreement) from lawfully continuing to operate, own or control the Facilities (as defined in the Merger Agreement), including, without limitation, the approvals set forth on Schedule 7.1(d) of the Disclosure Schedules (as defined in the Merger Agreement) to the Merger Agreement (to the extent that the approvals set forth on such schedule are also set forth on Schedule 4.3(a) of the
2

Disclosure Schedules (as defined in the Merger Agreement)), shall have been obtained and remain in effect.2

8.  With respect to the Bridge Facility, the Senior Facilities shall have become effective and the Borrower shall have borrowed on the Closing Date not more than $430,000,000 thereunder (subject to reduction as described in the Senior Facilities Term Sheet). The terms and conditions of the Senior Facilities (including, but not limited to, terms and conditions relating to interest rates, fees, amortization, maturity, covenants, events of default and remedies) shall be as set forth in the Term Sheets or otherwise reasonably satisfactory to the Lead Arrangers under the Bridge Facility.

9.  With respect to the Bridge Facility, (a) one or more investment banks of national standing (collectively, the “Investment Bank”) shall have been engaged to publicly sell or privately place the Senior Subordinated Notes and the Arrangers and the Investment Bank each shall have received, not later than 21 days prior to the Closing Date (which 21-day period may commence regardless of whether all regulatory approvals shall have been obtained), a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum (collectively, an “Offering Document”) suitable for use in a customary “high-yield road show” relating to the Senior Subordinated Notes, which contains all financial statements and other data to be included therein (including all audited financial statements, all unaudited financial statements (which shall have been reviewed by the independent accountants for the Borrower or the Company, as applicable, as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722) and all appropriate pro forma financial statements prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended), and all other data (including selected financial data) that the Securities and Exchange Commission would require in a registered offering of the Senior Subordinated Notes or that would be necessary for the Investment Bank to receive customary “comfort” (including “negative assurance” comfort) from independent accountants in connection with the offering of the Senior Subordinated Notes and the Investment Bank shall have received a customary comfort letter (which shall provide “negative assurance” comfort and which may be in draft form if no Senior Subordinated Notes are then proposed to be issued) from the independent accountants for the Borrower or the Company, as applicable (and any predecessor accountant or acquired company accountant to the extent financial statements of the Borrower, the Company or any acquired company audited or reviewed by such accountants are or would be included in any Offering Document) and (b) the Investment Bank shall have been afforded a period of at least 21 consecutive days following receipt
_____________________________________
2 To the extent this Borrower is not in a position to satisfy this condition, the Lead Arrangers agree to use commercially reasonable efforts to accommodate changes to the documentation necessary to permit a closing of the Senior Subordinated Notes into an escrow account (which funds shall not be released until all conditions precedent are satisfied and the closing of the Acquisition occurs).
3

of an Offering Document (which 21-day period may commence regardless of whether all regulatory approvals shall have been obtained) including the information described in clause (a) to seek to place the Senior Subordinated Notes (including any such notes to be funded into escrow on terms reasonably acceptable to the Investment Bank) with qualified purchasers thereof (provided that such period shall not include any day from and including December 16, 2006 through and including January 1, 2007).

10.  The Lead Arrangers shall have received, at least five business days prior to the Closing Date, all documentation and any other information requested by the Lead Arrangers or the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

        Notwithstanding the foregoing or anything in the Commitment Letter or and any other agreement or undertaking to the contrary, (a) the condition to availability of the Facilities on the Closing Date relating to the accuracy of the representations and warranties set forth in the definitive credit documentation (other than with respect to the Specified Representations (as defined below)) shall be deemed satisfied if and to the extent the condition relating to the accuracy of the representations and warranties relating to the Company set forth in the Merger Agreement shall have been satisfied (without giving effect to any waiver, amendment or other modification to such condition in a manner adverse to the Lenders in any material respect effected without the consent of the Lead Arrangers), (b) the terms of the definitive credit documentation shall be in a form such that they do not impair the availability of the Facilities on the Closing Date if the conditions expressly set forth in the Commitment Letter are satisfied (it being understood that, to the extent a perfected security interest in any Collateral the security interest in respect of which cannot be perfected by means of the filing of a UCC financing statement or the delivery of certificated securities is not able to be provided on the Closing Date after the Borrower's use of commercially reasonable efforts to do so, the providing of a perfected security interest in such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but a perfected security interest in such Collateral shall be required to be provided after the Closing Date pursuant to arrangements to be mutually agreed between the Borrower and the Lead Arrangers) and (c) the definitive credit documentation shall not contain (i) any conditions precedent other than the conditions precedent set forth in the Commitment Letter or (ii) any representation or warranty, affirmative or negative covenant or event of default not set forth in the Commitment Letter, the accuracy, compliance or absence, respectively, of or with which would be a condition to the initial borrowing under the Facilities. For purposes hereof, “Specified Representations” means the representations and warranties set forth in the definitive credit documentation relating to authorization, organization, corporate power and authority, the enforceability of the definitive credit documentation relating to the Facilities (and execution and delivery thereof not violating constitutional documents), the Federal Reserve margin regulations, the Investment Company Act, the status of the Senior Facilities as senior debt and “designated senior debt”, the absence of

4

the creation of liens under other agreements or instruments and (except as aforesaid) the validity, priority and perfection of security interests in the Collateral.

5